Exhibit 99.1

Two Harbors Announces Non-Renewal of Management Agreement

Undertakes Process to Become Self-Managed upon Termination of Management Agreement

NEW YORK — April 13, 2020 — Two Harbors Investment Corp. (“Two Harbors” or the “Company”) (NYSE: TWO) announced today that it has elected not to renew its Management Agreement with PRCM Advisers LLC (the “Manager”), a subsidiary of Pine River Capital Management L.P. Notice of non-renewal was provided under Section 13(a)(ii) of the Management Agreement on the basis of unfair compensation to the Manager. As a result, the Management Agreement will terminate on September 19, 2020.

Following the termination of the Management Agreement, Two Harbors will become a self-managed company. We expect to continue to be managed by our strong and experienced senior management team along with the other personnel currently providing services to Two Harbors, to whom our Board of Directors intends to extend offers of employment. The Board anticipates a smooth and timely transition of all functions necessary to operate the Company’s business without interruption.

We believe that the non-renewal of the Management Agreement and the transition to self-management will result in material benefits to our stockholders, including:

•	Substantial Anticipated Cost Savings. The elimination of the unfair compensation to the Manager and the transition to a self-managed structure are expected to be accretive to earnings and significantly reduce the Company’s general and administrative expenses. Excluding the one-time costs associated with the termination fee payable to the Manager on the termination date, we currently expect to generate annual cost savings of approximately $42 million or $0.15 per share of common stock.

•	Potential for Enhanced Returns on Future Capital Growth. The elimination of the management fee, which is calculated on the Company’s stockholders’ equity, will create the potential for enhanced incremental returns with respect to future equity capital growth.

•	Further Aligns Management with Stockholders and Reduces Conflicts of Interest. The self-managed structure will further strengthen the alignment of interests of the management team and those of the Company and its stockholders.

•	Potential for Attracting New Institutional Investors. The transition to a self-managed structure may make an investment in Two Harbors more appealing to a subset of investors who disfavor external management structures.

“The transition to a self-managed structure is the right move for the Company at this time given the maturity of our business and our well-established infrastructure. As the Chairman of the Board, I want to assure our stockholders that the Board of Directors and senior management team remain deeply committed to our goal of generating long-term stockholder value,” said Stephen G. Kasnet, Chairman of Two Harbors’ Board of Directors. “The decision to not renew the Management Agreement was the result of a diligent, thorough and extensive months-long process led by the independent directors of Two Harbors, during which we undertook a detailed review of the Manager’s compensation under the terms of the Management Agreement and determined that it was no longer fair. We believe our stockholders will benefit from the significant cost savings resulting from eliminating that unfair compensation, and believe that the self-managed structure best positions Two Harbors with an optimized platform from which to execute its business and financial objectives.”

Under the terms of the Management Agreement, Two Harbors will pay a one-time cash termination fee to the Manager on September 19, 2020, calculated in accordance with the Management Agreement, equal to three times the sum of the average annual management fee earned by the Manager during the twenty-four month period ending June 30, 2020 (the most recent completed fiscal quarter prior to the termination date). The amount of the cash termination fee is estimated to be approximately $144 million.

An independent committee comprised entirely of Independent Directors (the “Independent Committee”) has been reviewing and evaluating the performance of, and the fees and expenses payable to, the Manager, as well as certain potential transactions that the Independent Committee may deem to be in the best interests of the Company and its stockholders. In addition, a special committee (the “Special Committee”), comprised entirely of independent and disinterested directors, was formed to address and make recommendations regarding certain aspects of the Company’s relationship with the Manager. During the course of this review, the Special Committee analyzed the compensation payable to the Manager under the Management Agreement and, based upon the unanimous recommendation of the Special Committee, the Independent Directors unanimously determined that the compensation payable to the Manager is unfair and approved the non-renewal of the Management Agreement.

As part of this process, the Special Committee was advised by Lazard, as its financial advisor, and Goodwin Procter, as its legal counsel.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, those pertaining to the Company’s expectations that the Company will be able to retain its senior executives and other personnel and to ensure a smooth transition of the business following the termination of the Management Agreement and that the non-renewal of the Management Agreement and the transition to a self-managed structure will be accretive to earnings, will reduce the Company’s costs and expenses, will create the potential for enhanced returns with respect to future equity capital growth, will further strengthen the alignment of interests of the management team and those of the Company and its stockholders, and may make an investment in Two Harbors more appealing to certain investors. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the SEC. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are qualified in their entirety by the cautionary statements above. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Additional Information

Stockholders of Two Harbors and other interested persons may find additional information regarding the Company at the SEC’s website at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone 612-629-2500.

Contact

Investors:

Margaret F. Karr

Investor Relations

Two Harbors Investment Corp.

212-364-3663

margaret.karr@twoharborsinvestment.com.

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